UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLOBALSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2116508
(State of incorporation	(I.R.S. employer
or organization)	identification no.)

461 South Milpitas Blvd.

Milpitas, California  95035

(Address and zip code of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-149798

Securities to be registered pursuant to Section 12(g) of the Act:

Convertible Senior Notes due 2028
Title of class

Item 1.   Description of Registrant’s Securities to be Registered.

The securities to be registered consist of Convertible Senior Notes due 2028 (the “Senior Notes”) of Globalstar, Inc. (the “Registrant”). The description of the Senior Notes to be registered hereunder is incorporated by reference to the description included under the captions “Description of Debt Securities” in the Registration Statement on Form S-3 (File No. 333-149798) and to the description set forth under the caption “Description of the Notes” in the Prospectus Supplement, dated April 1, 2008 relating to such Registration Statement. For purposes of such description, any prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that purports to describe the Senior Notes shall be deemed to be incorporated by reference.

Item 2.   Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Globalstar, Inc. (Exhibit 3.1 to Registration Statement on Form S-1, Amendment No. 5 filed October 27, 2006 (File No. 333-135809))

3.2	Amended and Restated Bylaws of Globalstar, Inc. (Exhibit 3.2 to Quarterly Report on Form 10-Q filed December 18, 2006)

4.1	Form of Senior Indenture (Exhibit 4.3 to the Registration Statement on Form S-3 filed March 19, 2008 (File No. 333-149798))

4.2*	First Supplemental Indenture

4.3*	Form of Convertible Senior Note due 2028 (included as Exhibit A to the First Supplemental Indenture)

4.4*	Pledge and Escrow Agreement

4.5	Form S-3 Registration Statement (File No. 333-149798) filed March 19, 2008

4.6	Prospectus Supplement and Prospectus included in the Registrant’s Rule 424(b)(3) Prospectus filed April 2, 2008 (Accession number 0001047469-08-003966)

*                      To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBALSTAR, INC.

	By:	/s/ Fuad Ahmad
	Name:	Fuad Ahmad
Title: Vice President and Chief Financial Officer

Date: April 9, 2008

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